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                                                                    EXHIBIT 4.10

                          COMPASS AEROSPACE CORPORATION
                        AND ITS UNDERSIGNED SUBSIDIARIES
                                 1501 Hughes Way
                                    Suite 400
                              Long Beach, CA 90810



                                                  Dated as of September 29, 2000


Fleet National Bank (f/k/a BankBoston, N.A.), as Agent, and the Lenders referred to in the Credit
  Agreement (as defined below)
100 Federal Street
Boston, Massachusetts 02110


           Re: LIMITED WAIVER AND AMENDMENT NO. 5 TO CREDIT AGREEMENT

Ladies and Gentlemen:

         We refer to the Amended and Restated Credit Agreement, dated as of November 20, 1998, as amended and restated as of February 11, 1999, as amended as of June 7, 1999, as amended as of July 30, 1999, as further amended as of March 30, 2000, and as further amended as of August 30, 2000 (such latest amendment being referred to herein as "AMENDMENT NO. 4") (as so amended by these several amendments and in effect on the date hereof, the "CREDIT AGREEMENT"), among (a) Compass Aerospace Corporation (the "BORROWER"), (b) Compass Aerospace Limited (the "UK BORROWER"), (c) Aeromil Engineering Company ("AEROMIL"), (d) Western Methods Machinery Corporation ("WESTERN METHODS"), (e) Barnes Machine Incorporated ("BARNES"), (f) Brittain Machine, Inc. ("BRITTAIN"), (g) Wichita Manufacturing, Inc. ("WICHITA"), (h) Sea-Lect Products, Inc. ("SEA-LECT") (the successor by merger to Modern Manufacturing, Inc.), (i) Pacific Hills Manufacturing Co. (formerly known as Lamsco West, Inc.) ("PACIFIC HILLS," and together with Aeromil, Western Methods, Barnes, Brittain, Wichita and Sea-lect, collectively, the "Guarantors"), (j) Fleet National Bank ("FLEET") and the other lending institutions listed on SCHEDULE 1 to the Credit Agreement as Lenders (the "LENDERS"), (k) Fleet, as Issuing Bank and as Agent, (l) Royal Bank of Canada, as Syndication Agent, (m) General Electric Capital Corporation, as Documentation Agent, and (n) Bank of America, N.A. (f/k/a NationsBank, N.A.), as Co-Agent. Capitalized terms used but not defined in this Agreement (this

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"AGREEMENT") have the same meanings herein as in the Credit Agreement, as amended hereby.

         The Borrower has requested, and the Required Lenders and the Agent have agreed to, (i) a limited waiver with respect to the "SPECIFIED DEFAULTS" (as defined in SCHEDULE A1 to this Agreement), and (ii) amend certain terms and conditions of the Credit Agreement. The undersigned Required Lenders and the Agent have advised the Borrower that they are prepared to grant such limited waiver and to agree to such amendments, on the terms, subject to the conditions, and in reliance on the representations contained herein.

         SECTION 1. LIMITED WAIVER OF SPECIFIED DEFAULTS. Subject to the Borrower's compliance with the covenants contained in Section 3 below, the accuracy of the representations and warranties contained in Section 4 below and the satisfaction of the conditions precedent set forth in Section 5 below, the undersigned Required Lenders and the Agent hereby waive during the Waiver Period (as such definition is amended by this Agreement) the Specified Defaults; PROVIDED, that such waiver shall not apply to any other provision of the Credit Agreement, shall be limited precisely as written and shall only be effective during the Waiver Period, and from and after the end of the Waiver Period the Specified Defaults, if not theretofore permanently waived by the Required Lenders and the Agent in accordance with the terms of the Credit Agreement, and recognizing the reservations and comments of the Borrower reflected on SCHEDULE A1, shall be Defaults and Events of Default for all purposes of the Credit Agreement and the other Loan Documents. The Required Lenders and the Agent expressly reserve all rights and remedies available to them (a) after the end of the Waiver Period as a result of the occurrence of the Specified Defaults and
(b) as a result of any Defaults or Events of Default other than the Specified Defaults. Each of the Borrower and the other Transaction Parties expressly acknowledges and agrees that upon the expiration of the Waiver Period, the Agent and the Lenders shall have available to them, and be entitled to exercise, all of the rights and remedies accorded under the Credit Agreement and the other Loan Documents with respect to the Specified Defaults (to the extent not cured by the Borrower) and any other Default or Event of Default.

         SECTION 2. AMENDMENT OF CREDIT AGREEMENT. Subject to satisfaction of the conditions set forth in Section 5 below, each of the undersigned Transaction Parties, the Agent and the undersigned Required Lenders agrees to amend the Credit Agreement as set forth below. Each of the following amendments shall be effective as of the Effective Date:


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                  (a) DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended as set forth below:

                      (i) Section 1.1 of the Credit Agreement is amended by
                  amending and restating in their entirety each of the following defined terms as follows:

                          "LOAN DOCUMENTS. This Agreement, the Notes, the
                      Security Documents, the Commitment Letter, the Fee Letter, the Amendment Agreement, Amendment No. 1 to Credit Agreement, Amendment No. 2 to Credit Agreement, Amendment No. 3 to Credit Agreement, Amendment No. 4 to Credit Agreement, Amendment No. 5 to Credit Agreement and any Rate Protection Agreement between the Borrower and any Lender.

                          "WAIVER PERIOD. The period commencing on the Amendment
                      No. 4 Effective Date and ending on the earliest to occur of (a) December 29, 2000, PROVIDED THAT, if all of the Extension Conditions are satisfied in full by not later than December 29, 2000 to the reasonable satisfaction of the Agent (including that the transactions and commitment satisfy the criteria contained in clauses (a) and (b) of the definition of Extension Conditions to the reasonable satisfaction of the Agent), then such date shall be January 31, 2001, (b) the occurrence of a Default or Event of Default from and after the Amendment No. 4 Effective Date or (c) any violation or breach of any term, condition or covenant contained in Amendment No. 4 to Credit Agreement or Amendment No. 5 to Credit Agreement."

                      (ii) Section 1.1 of the Credit Agreement is further
                  amended by inserting the following new defined terms in the appropriate alphabetical sequence in such Section:

                          "AMENDMENT NO. 5 EFFECTIVE DATE. The date on which all
                      of the conditions to the effectiveness of Amendment No. 5 to Credit Agreement are satisfied and Amendment No. 5 to Credit Agreement becomes effective.

                          "AMENDMENT NO. 5 TO CREDIT AGREEMENT. Limited Waiver
                      and Amendment No. 5 to Credit Agreement, dated as of September 29, 2000, among the Transaction Parties, the Required Lenders and the Agent.


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                          "EXTENSION CONDITIONS. The following conditions: (a)
                      the Borrower has entered into bona fide, final and fully executed definitive purchase and sale agreements with non-affiliated, third party purchasers (each of which is demonstrated to be a credible and financially capable purchaser that is willing and able with financing from third parties to consummate the proposed purchase transaction) to purchase by not later than January 31, 2001 each of (i) Trim and each of the UK Subsidiaries and
                      (ii) Pacific Hills or another Subsidiary of the Borrower that has at least the same amount of earnings before interest, taxes, depreciation and amortization (calculated in accordance with GAAP) as Pacific Hills, as reasonably determined by the Agent; (b) to the extent that the projected Net Cash Proceeds of the sales described in the preceding clause (a) actually and irrevocably paid in cash to the Borrower at the closing of the sale transaction and to be retained by the Borrower in any and all events (without including any hold-back, true-up or similar purchase price or other adjustment that might be payable post-closing) would be insufficient to repay the Obligations in full in cash, the Borrower has obtained a binding commitment from a recognized financial institution to provide funds to the Borrower in an amount sufficient to so repay the Obligations; and (c) the Borrower has made all payments required under this Agreement and the other Loan Documents (including, without limitation, all principal and interest payments required hereunder and thereunder and an amendment fee in the amount of $500,000, as provided in Section 3(f)(xi)(A) of Amendment No. 5 to Credit Agreement).

                          "MODERN BUILDING SALE. The sale of the commercial real
                      estate and all improvements thereon located at 2900 Lind Avenue SW, Renton, Washington, Kings County owned by Sea-Lect and commonly referred to as the "Modern Manufacturing Building."

                          "NEW SENIOR DEBT. Indebtedness incurred by the
                      Borrower in an aggregate amount not to exceed $4,710,000, plus interest of $50,000, to be incurred upon terms and conditions reasonably satisfactory to the Agent, to be used for the purpose of making an interest payment due on October 15, 2000 for the


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                      benefit of the holders of the Subordinated Debt, to
                      provide only for the payment of principal, interest and actual costs of documenting the transaction, and to be repaid (together with all accrued interest and all such costs) only after the principal amount of the Loans as outstanding on September 14, 2000 has been reduced by the amount of $46,000,000; PROVIDED, HOWEVER, that, if an interest payment is not proscribed under ss. 10.4(e), interest at the lowest non-default interest rate payable with respect to any of the Loans may be paid on such New Senior Debt on or after, but not before, December 31, 2000.

                          "NEW SENIOR DEBT AGREEMENT. The loan agreement to be
                      executed by the Borrower and the lenders of the New Senior Debt, to be in form and substance reasonably satisfactory to the Agent, that provides for the New Senior Debt.

                          "NEW SENIOR DEBT NOTE. The promissory note to be
                      executed by Borrower, to be in form and substance reasonably satisfactory to Agent, that evidences the New Senior Debt.

                          "TREFN SALE/LEASEBACK. The sale/leaseback transaction
                      entered into by Trefn, with Lombard North Central Plc., that relates to a piece of equipment referred to as the "Henri Line" equipment, which is to be in an amount not to exceed $3,700,000."

                      (iii) Each of the definitions of Acquisition Loan Maturity
                  Date, Revolving Credit Loan Maturity Date, Term Loan A Maturity Date and Term Loan B Maturity Date is amended by deleting the date contained in each such definition and inserting in lieu thereof "December 29, 2000, PROVIDED HOWEVER, that if all of the Extension Conditions are satisfied in full by not later than December 29, 2000 to the reasonable satisfaction of the Agent (including that the transactions and commitment satisfy the criteria contained in clauses (a) and
                  (b) of the definition of Extension Conditions to the reasonable satisfaction of the Agent), then such date shall be January 31, 2001".

                  (b) REVOLVING CREDIT LOANS. Section 2.1(c) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:


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                  "(c) REVOLVING CREDIT LOANS. Subject to the terms and
         conditions set forth in this Agreement, each Revolving Credit Lender severally agrees to lend to the Borrower Revolving Credit Loans in accordance with the provisions hereof. The aggregate principal amount of (i) Revolving Credit Loans of any Revolving Credit Lender at any time (and after giving effect to any requests therefor), PLUS (ii) such Lender's Revolving Credit Commitment Percentage of all Letter of Credit Exposure at such time PLUS (iii) such Lender's Revolving Credit Commitment Percentage of the Excess UK Working Capital Outstandings, shall not exceed the lesser of (y) the Revolving Credit Commitment of such Lender at such time and (z) such Lender's Revolving Credit Commitment Percentage of the Borrowing Base at such time. The Total Revolving Credit Commitment was $25,000,000 as of the Restatement Effective Date and was reduced to $9,387,000 as of the Amendment No. 4 Effective Date, and shall be further reduced pursuant to the terms of ss.4.2(c). Notwithstanding anything to the contrary contained in this Agreement, the sum of the aggregate principal amount of all Revolving Credit Loans plus the Letter of Credit Exposure shall not exceed $0 on December 29, 2000, PROVIDED THAT, if all of the Extension Conditions are satisfied in full by not later than December 29, 2000 to the reasonable satisfaction of the Agent (including that all of the documentation reflecting the satisfaction of the Extension Conditions contained in clauses (a) and (b) of that definition is reasonably acceptable in form and substance to the Agent), then such date shall be January 31, 2001 (the "CLEAN UP DATE"). Solely for purposes of ss.4.4(a) of the Credit Agreement, the Total Revolving Credit Commitment shall be deemed to be $0 on the Clean Up Date. The Borrower shall, as a result of the provisions of the previous sentence, be required on the Clean-Up Date to terminate or cash-collateralize Letter of Credit No. 50079925 issued by BankBoston, N.A. (n/k/a Fleet National
         Bank) and in the amount of $387,000 as of the Amendment No. 4 Effective Date. The Borrower will not use proceeds of any Revolving Credit Loans directly or indirectly to fund interest payments on Subordinated Debt that are scheduled, as of the Amendment No. 3 Effective Date, to be paid on October 15, 2000. The Borrower will use proceeds of Revolving Credit Loans solely to pay obligations that are then due and payable by the Borrower and its Domestic Subsidiaries and the payment of which is not prohibited by the Loan Documents."


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                  (c) PRINCIPAL PAYMENT DEFERRAL

                      (i) Section 4.5 of the Credit Agreement is hereby amended
                  by adding at the end of the first sentence thereof, before the period, the following:

                          "; PROVIDED THAT, notwithstanding the foregoing, (a)
                      the principal payment that is due on September 30, 2000, shall be deferred, and not be due and payable, until December 29, 2000; and (b) the principal payment that is scheduled to be due on the last day of December, 2000, shall be due and payable on December 29, 2000."

                      (ii) Section 4.6 of the Credit Agreement is hereby amended by adding at the end of the first sentence thereof, before the period, the following:

                          "; PROVIDED THAT, notwithstanding the foregoing, (a)
                      the principal payment that is due on September 30, 2000, shall be deferred, and not be due and payable, until December 29, 2000; and (b) the principal payment that is scheduled to be paid on the last day of December, 2000, shall be due and payable on December 29, 2000."

                      (iii) For the avoidance of any possible doubt, the
                  deferral provided in the preceding clauses (c)(i) and (c)(ii) extends only to the specific principal payments referred to therein and does not extend either to any other payment of principal or to any payment of interest, fees, expenses or any other amount under the Credit Agreement or any other Loan Document (specifically including, but not limited to, the interest payment on the Loans in the approximate amount of $1,897,000 paid on September 29, 2000).

                  (d) CERTAIN MANDATORY PREPAYMENTS OF LOANS.

                      (i) Section 4.9(a)(i) of the Credit Agreement is hereby
                  amended by adding at end thereof the following new sentence:

                          "Notwithstanding the foregoing provisions of this
                      ss.4.9(a)(i), (A) in connection with the Trefn Sale/Leaseback, from the Net Cash Proceeds thereof, the Borrower shall be entitled to retain the lesser of (I) 50% of such Net Cash Proceeds or (II) the total Net Cash Proceeds, less $1,500,000 (which amount is to be paid to the Agent for the benefit of the Lenders), and


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                      (B) in connection with the Modern Building Sale, from the
                      Net Cash Proceeds thereof, the Borrower shall be entitled to retain the lesser of (I) 70% of such Net Cash Proceeds or (II) the total Net Cash Proceeds, less $1,000,000 (which amount is to be paid to the Agent for the benefit of the Lenders); in each case to use such retained amounts for general working capital in the ordinary course of its business, and all remaining Net Cash Proceeds from such transactions shall be applied in accordance with the provisions set forth in ss.4.10."

                      (ii) Section 4.9 of the Credit Agreement is hereby amended by adding at the end thereof a new subsection (d) to read as follows:

                          "(d) Commencing with the last Business Day of the
                      calendar week next following the week in which the Modern Building Sale takes place, the Borrower promises to pay to the Agent, for the account of the Lenders, in order to prepay the Loans, in accordance with the allocation and prepayment provisions of ss.4.10, the aggregate amount of $750,000 to be paid in seven (7) equal consecutive weekly installments of $107,142.88 each, with each installment due and payable on the last Business Day of each such succeeding week."

                  (e) INTEREST RATE PROTECTION. Section 9.18 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                  "9.18. INTEREST RATE PROTECTION. The Borrower will at all times maintain Rate Protection Agreements acceptable to the Agent establishing a fixed or maximum interest rate acceptable to the Agent with respect to an aggregate notional principal amount of Indebtedness equal to at least fifty percent (50%) of the Consolidated Total Funded Debt of the Borrower and its Subsidiaries. Any fixed rate debt instruments (including the Senior Subordinated Notes) issued by the Borrower or any of its Subsidiaries and outstanding as of the Amendment No. 5 Effective Date and permitted hereby shall be deemed Rate Protection Agreements acceptable to the Agent for purposes of the previous sentence, and shall count towards the fifty percent (50%) requirement of such sentence."


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                  (f) INDEBTEDNESS. Section 10.1 of the Credit Agreement is
         hereby amended by adding at the end thereof the following new clause (q):

                  "(q) Indebtedness of the Borrower under the New Senior Debt Note."

                  (g) CERTAIN LIENS. Section 10.2 of the Credit Agreement is amended by deleting the word "and" at the end of clause (h) thereof, by deleting the period at the end of clause (i) and inserting "; and" and by adding at the end thereof the following:

                      "(j) A lien on one parcel of improved real estate (namely, real property owned by Brittain in Sedgewick County, Kansas) securing the repayment of the New Senior Debt, which may be a first lien on such property so long as no Event of Default has occurred, but upon the occurrence of any Event of Default (and until all Events of Default have been cured or waived) such lien shall be expressly subordinated to the Lien on such property created under the Security Documents, through documentation and on terms and conditions that are reasonably acceptable to the Agent and Agent's Special Counsel."

                  (h) PAYMENT OF NEW SENIOR DEBT. Section 10.4 of the Credit Agreement is hereby amended by adding at the end thereof the following new clause (e):

                      "(e) The Borrower shall not, directly or indirectly,
                  repay, or suffer the repayment of, the New Senior Debt, including the principal thereof, the interest thereon or any costs, expenses or other amounts in connection therewith, until the principal portion of the Loans has been reduced by an amount equal to an aggregate of $46,000,000, as calculated from the amount of such principal outstanding on September 14, 2000 (except that interest at the lowest non-default interest rate payable with respect to any of the Loans may be paid on such New Senior Debt on or after, but not before, December 31,
                  2000), which aggregate payment shall be evidenced by an officer's certificate, to be in form and substance reasonably acceptable to the Agent, delivered by the Borrower to the Agent reflecting the dates and amounts of such Loan payments, and the Agent shall have confirmed, prior to the repayment of the New Senior Debt in a written notice to the Borrower, the factual matters contained in such officer's certificate before any such payment of, or in respect


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                  of, the New Senior Debt may be made; PROVIDED, HOWEVER, that in no event shall Borrower, directly or indirectly, make any payment in respect of the New Senior Debt if an Event of Default under either ss.14.1(a)(with respect to any payment other than a scheduled principal payment under ss.4.5 or ss.4.6 of this Agreement, a scheduled interest payment, or payments in respect of costs or expenses) , ss.14.1(g) or ss.14.1(h) shall have occurred (or be deemed to have occurred) and be continuing (or not be fully cured)."

                  (i) FINANCIAL COVENANTS. Section 11 of the Credit Agreement is hereby amended by adding to SCHEDULE 11.10 added by Amendment No. 4, a new SCHEDULE 11.10A attached to this Agreement and at each place deleting the references to "SCHEDULE 11.10" and inserting in lieu thereof "SCHEDULE 11.10 or Schedule 11.10A, as applicable".

                  (j) SCHEDULES TO CREDIT AGREEMENT. The Credit Agreement is hereby amended by adding a new SCHEDULE 11.10A (Weekly Cash Flow Projections) as attached hereto.

         SECTION 3. TRANSACTION PARTY COVENANTS. Each of the Transaction Parties covenants and agrees with the Agent and the Lenders that:

         (a) PAYMENT OF OBLIGATIONS. During the Waiver Period

             (i) The Borrower commits to the Agent and the Lenders and agrees to implement successfully its detailed business plan, developed by Borrower and presented to the Agent and the Lenders on September 14, 2000, under which the Borrower committed to pay to the Lenders all of the Obligations in full in cash by not later than December 29, 2000, PROVIDED THAT, if all of the Extension Conditions are satisfied in full by not later than December 29, 2000 to the reasonable satisfaction of the Agent (including that the transactions and commitment satisfy the criteria contained in clauses (a) and (b) of the definition of Extension Conditions to the reasonable satisfaction of the Agent), then such date shall be January 31, 2001. Each of the Borrower and the other Transaction Parties agrees to undertake and effectuate the consummation of the sale, to a non-affiliated, third party at the highest cash price and the best terms obtainable within the time provided under the Borrower's business plan, of each of the following assets of the Borrower and/or its Subsidiaries: (A) the sale of Trim and each of the UK Subsidiaries and (B) the sale of Pacific Hills or another Subsidiary of the Borrower that has at least the same amount of earnings before


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         interest, taxes, depreciation and amortization (calculated in accordance with GAAP) as Pacific Hills, as reasonably determined by the Agent (the sales and transactions contemplated by the foregoing clauses
         (A) and (B) are collectively referred to as the "Sales"). To the extent that the Net Cash Proceeds from the Sales are insufficient to pay to the Lenders all of the Obligations in full in cash, the Borrower shall undertake and effectuate the consummation of the sales of other properties, assets or businesses and/or incur additional Indebtedness and, in each case, shall use the Net Cash Proceeds therefrom to repay to the Lenders all of the Obligations in full in cash by not later than December 29, 2000, PROVIDED THAT, if all of the Extension Conditions are satisfied in full by not later than December 29, 2000 to the reasonable satisfaction of the Agent (including that the transactions and commitment satisfy the criteria contained in clauses (a) and (b) of the definition of Extension Conditions to the reasonable satisfaction of the Agent), then such date shall be January 31, 2001. To that end, as also contemplated by the Borrower's plan, the Borrower hereby covenants and agrees immediately following the Amendment No. 5 Effective Date to explore and, as necessary to effectuate the Borrower's plan, to arrange for financing to repay the remaining portion of the Obligations.

             (ii) In any and all events, each of the Borrower and the other Transaction Parties agrees and covenants to pay in full in cash all of the Obligations by not later than December 29, 2000, PROVIDED THAT, if all of the Extension Conditions are satisfied in full by not later than December 29, 2000 to the reasonable satisfaction of the Agent (including that the transactions and commitment satisfy the criteria contained in clauses (a) and (b) of the definition of Extension Conditions to the reasonable satisfaction of the Agent), then such date shall be January 31, 2001.

             (iii) In connection with the Sales, the Transaction Parties will:

                   (A) provide the Agent with all materials, offers, proposals and responses delivered or received by the Borrower or a Subsidiary in connection with any or all of the Sales within three (3) Business Days of the delivery or receipt thereof by the Borrower or such Subsidiary;

                   (B) cause each of its investment bankers, Donaldson, Lufkin &
             Jenrette Securities Corporation ("DLJ") and Quarterdeck Investment Partners, Inc. ("Quarterdeck"), to (x) provide a weekly telephonic status report with the Agent


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             and the Lenders during which report such advisor will set forth, in reasonable detail, the activities undertaken by the Borrower during the calendar week covered by such report (which report shall be delivered telephonically within three (3) Business Days after the end of each calendar week and shall be in form and substance satisfactory to the Agent), (y) provide information to the Agent and meet or confer with the Agent on the status of such advisor efforts in connection with the Sales and the status of the sale process, in each case, whenever reasonably requested by the Agent, and (z) confirm its agreement to these arrangements in writing to the Agent (each an "ADVISOR LETTER").

             (iv) The Transaction Parties will instruct their counsel, Morgan, Lewis & Bockius, to deliver to the Agent, on or before the Amendment No. 5 Effective Date, a favorable legal opinion addressed to the Agent and the Lenders. Such legal opinion shall include an opinion that all of the Sales and other transactions contemplated by the Transaction Parties (both individually and collectively) and the incurring of the New Senior Debt may be effected without resulting in any breach or contravention of any material contract, agreement, or arrangement to which any of the Transaction Parties is a party (other than the Loan Documents), including, without limitation, under any Subordinated Debt Document, and which opinion also shall address the impact of the contemplated sales and the application of proceeds (as appropriate, in reliance upon appropriate officers' certificates) and be otherwise in form, scope and substance reasonably satisfactory to the Agent and the Agent's Special Counsel.

Notwithstanding the foregoing provisions of clauses (i), (ii) and (iii), nothing contained in this Section 3(a) or in any other provision of this Agreement shall be deemed to constitute a waiver of any requirement that the Borrower or a Subsidiary obtain the prior consent or approval of, or the waiver of any limitation or restriction by, the Lenders and the Agent for any such Sale, any sale, the incurring of Indebtedness or any other transaction, which consent or, approval or waiver is required, contemplated or necessitated by the terms and conditions of the Credit Agreement and the other Loan Documents, other than the incurrence of the New Senior Debt, the Trefn Sale/Leaseback and the Modern Building Sale, each of which shall require only the consent of the Agent..

         (b) REPAYMENT OF NEW SENIOR DEBT. None of the Transaction Parties shall, either directly or indirectly, repay, or suffer the repayment of, the New Senior Debt, including the principal thereof, the interest thereon or any costs, expenses or other amounts in connection therewith,

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except as permitted in, and subject to the conditions and procedures set forth in, Section 10.4(e) of the Credit Agreement (as added by this Agreement).

         (c) SOURCE OF PAYMENT IN RESPECT OF SUBORDINATED DEBT. Despite the existence and continuation of the Specified Defaults and recognizing the rights of the Lenders under the Subordinated Debt Documents to block payments to the holders of the Subordinated Debt, the Borrower nonetheless has requested, and the Required Lenders have agreed, so long as the Waiver Termination Date has not occurred, that the Borrower be permitted to make an interest payment due on October 15, 2000 for the benefit of the holders of the Subordinated Debt. To obtain the funds with which to make such interest payment, the Borrower has requested, and the Required Lenders are agreeing in this Agreement, that the Borrower be permitted to incur the New Senior Debt. The Borrower hereby covenants and agrees that any payment being made in respect of the Subordinated Debt shall be made from, and exclusively from, the proceeds of the New Senior Debt.

         (d) APPRAISAL. The Transaction Parties will provide full cooperation and assistance to the Agent and its representatives and agents to enable them to perform an appraisal of the property, plant, machinery and equipment of the Transaction Parties. Such appraisal shall be conducted and made at the expense of the Borrower.

         (e) PERIODIC AGENT MEETINGS. The Transaction Parties will, during the Waiver Period, participate in in-person or telephonic meetings (i) with the Agent, on a schedule established by, and as reasonably requested by, the Agent; PROVIDED that such meetings shall occur not less frequently than once every two weeks and (ii) with the Agent and the Lenders on a monthly basis and at such other times as reasonably requested by the Agent.

         (f) AMENDMENT FEE. The Borrower shall pay to the Agent an aggregate amount not to exceed $2,000,000, which will be fully earned on the Amendment No. 5 Effective Date, for the account of each Lender that executes and delivers this Agreement to the Agent by or prior to 12:00 Noon, Boston time, October 25, 2000, which amendment fee shall be payable as follows: (i) $500,000 to be paid on or before October 25, 2000, and (ii) $1,500,000 to be paid on December 29, 2000. Notwithstanding the foregoing, (x) the portion of the fee that is described in the foregoing clause (f)(ii) shall not be payable if Borrower has paid to the Lenders all of the Obligations in full in cash on or prior to December 29, 2000; and (xi) if such Obligations are not so paid in full by December 29, 2000 and if, but only if, all of the Extension Conditions are satisfied in full by not later than December 29, 2000 to the reasonable satisfaction of the Agent

(including that the transactions and commitment satisfy the criteria contained in clauses (a) and (b) of the definition of Extension Conditions to the reasonable satisfaction of the Agent), then the portion of the fee that is described in clause (f)(ii) shall not be payable on December 29, 2000, but instead, the Borrower (A) shall pay to the Agent a fee of $500,000 on December 29, 2000, and (B) shall pay to the Agent an additional $1,000,000 (being the balance of the $1,500,000 fee described in such clause (f)(ii)) on January 31, 2001, unless, on or prior to January 31, 2001, the Borrower has paid to the Lenders all of the Obligations in full in cash, in which event the fee described in this clause (f)(xi)(B) shall not be payable.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Each of the undersigned Transaction Parties hereby represents and warrants to the Agent and the Lenders that:

                  (a) The Specified Defaults, as defined and described in SCHEDULE A1 to this Agreement, and recognizing the reservations and comments of the Borrower reflected therein, are continuing.

                  (b) This Agreement has been duly executed and delivered by such Transaction Party. The execution and delivery by such Transaction Party of this Agreement has been duly authorized by proper proceedings by such Transaction Party, and this Agreement constitutes the legal, valid and binding obligation of such Transaction Party, enforceable against such Transactions Party in accordance with its terms.

                  (c) The execution and delivery by such Transaction Party of this Agreement and the performance by such Transaction Party of this Agreement and the Credit Agreement, as amended hereby (i) are within the corporate or other legal authority of such Person, (ii) have been duly authorized by all necessary corporate or other proceedings and
         (iii) do not and will not conflict with or result in any breach or contravention of any Applicable Law or any Contractual Obligation or Governing Document of any of the Transaction Parties.

                  (d) After giving effect to this Agreement, each of the representations and warranties of each of the Transaction Parties contained in the Loan Documents or in any Instrument delivered pursuant to or in connection with the Credit Agreement was true in all respects as of the date as of which it was made and is true in all respects on the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date).

                  (e) All outstanding Obligations (i) constitute "Senior Debt" (or corresponding alternative terms) under the Subordinated Debt Documents and "Designated Senior Debt" under and for all purposes of each of the Senior Subordinated Indenture and 1999 Senior Subordinated Indenture, and (ii) are permitted by all Subordinated Debt Documents.

                  (f) The New Senior Debt (i) will, when incurred, constitute "Senior Debt" (or corresponding alternative terms) under the Subordinated Debt Documents and "Designated Senior Debt" under and for all purposes of each of the Senior Subordinated Indenture and 1999 Senior Subordinated Indenture, and (ii) is permitted by all Subordinated Debt Documents.

                  (g) After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

                  (h) All of the Borrowers' obligations and liabilities to the Agents and the Lenders, as evidenced by or otherwise arising under the Credit Agreement or any of the other Loan Documents, are hereby ratified and confirmed in all respects.

                  (i) All of the Guarantors' obligations and liabilities to the Agents and the Lenders, as evidenced by or otherwise arising under the Credit Agreement or any of the other Loan Documents, are hereby ratified and confirmed in all respects.

         SECTION 5. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective if, and only if, by or before 12:00 Noon, Boston time, on October 25, 2000, each of the following conditions precedent shall have been satisfied:

                  (a) EXECUTION AND DELIVERY OF DOCUMENTS. The Agent shall have received:

                      (i) duly executed counterparts of this Agreement which,
                  when taken together, bear the authorized signatures of each of the Transaction Parties and the Required Lenders; and

                      (ii) from each UK Subsidiary a duly executed consent and
                  affirmation in the form of EXHIBIT 5(A)(II) hereto as to the full force and effect of the UK Security Documents as of and after giving effect to this Agreement and the other transactions contemplated hereby.

                  (b) FEES AND EXPENSES. The Borrower shall have paid or reimbursed the Agent for (i) all of the fees and disbursements of (A) Bingham Dana LLP, the Agent's Special Counsel, which shall have been incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the implementation of the transactions contemplated thereby, or which otherwise are required to be paid under the Credit Agreement, and (B) The Recovery Group, the Agent's advisor and consultant, which are required to be paid under the Credit Agreement, and (ii) all other accrued and unpaid Fees and all other fees, costs and expenses arising under the Loan Documents which are required to be paid by the Borrower under the Credit Agreement.

                  (c) LEGAL OPINION. The Agent shall have received from Morgan, Lewis & Bockius, counsel to the Transaction Parties, a favorable legal opinion addressed to the Agent and the Lenders, dated as of the Effective Date and in form, scope and substance satisfactory to the Agent. The Transaction Parties shall have instructed such counsel to deliver such opinion to the Agent.

                  (d) OFFICER'S CERTIFICATE. The Agent shall have received a certificate, dated the Effective Date, signed by the chief financial officer of the Borrower, and in form and substance satisfactory to the Agent, stating that all outstanding Obligations and the New Senior Debt
         (i) constitute "Senior Debt" (or corresponding alternative terms) under the Subordinated Debt Documents and "Designated Senior Debt" under and for all purposes of each of the Senior Subordinated Indenture and 1999 Senior Subordinated Indenture, and (ii) all outstanding Obligations and the New Senior Debt are permitted by all Subordinated Debt Documents. Such certificate shall include or shall have attached thereto calculations in form, substance and detail satisfactory to the Agent demonstrating the correctness of the statements made in such certificate.

                  (e) CERTIFICATE REGARDING CHARTER DOCUMENTS. The Agent shall have received from each of the Transaction Parties a certificate of a duly authorized officer of such Person, dated as of the Effective Date, certifying that no amendments to its Governing Documents have occurred since the Restatement Effective Date. Such certificate shall be in form and substance reasonably satisfactory to the Agent.

                  (f) PROOF OF CORPORATE ACTION. The Agent shall have received from each of the Transaction Parties copies, certified by a duly authorized officer of such Person to be true and complete on and as of the Effective Date, of the records of all corporate action taken by such Person to authorize (i) such Person's execution and delivery of this Agreement, and (ii) such Person's performance of all of its agreements and obligations under this Agreement and the Credit Agreement, as amended hereby. Such certified copies shall be in form and substance reasonably satisfactory to the Agent.

                  (g) INCUMBENCY CERTIFICATE. The Agent shall have received incumbency certificates, dated the Effective Date, signed respectively by a duly authorized officer of each of the Transaction Parties, and giving the name and bearing a specimen signature of each individual who shall be authorized (i) to sign, in the name and on behalf of such Person this Agreement, and (ii) to give notices and to take other action on behalf of such Person, under this Agreement. Such certified copies or certificate shall be in form and substance reasonably satisfactory to the Agent.

                  (h) CLOSING CERTIFICATE. The Agent shall have received a certificate, dated the Effective Date, signed by the Chief Financial Officer of the Borrower, to the effect that (i) each of the representations and warranties of the Transaction Parties contained in
         Section 4 hereof are true and correct as of the Effective Date, (ii) no Default or Event of Default exists on the Effective Date (after giving effect to this Agreement) and (iii) the Borrower is in compliance with all financial covenants contained in the Credit Agreement (excluding those covenants that give rise to Existing Defaults).

                  (i) CASH FLOW PROJECTIONS. The Agent shall have received and reviewed and be satisfied with the weekly cash flow projections of the Borrower and its Subsidiaries, for the period from the week ending August 4, 2000 through the scheduled Waiver Termination Date, such weekly cash flow projections being attached as SCHEDULE 11.10A to the Credit Agreement, as amended hereby.

                  (j) SALES PROJECTIONS. The Agent shall have received and reviewed and be satisfied with the weekly sales projections of the Borrower and its Subsidiaries, for the period from the week ending August 4, 2000 through the scheduled Waiver Termination Date.

                  (k) REPRESENTATIONS AND WARRANTIES. The Agent shall be satisfied that the representations and warranties set forth in Section 5 hereof are true and correct on and as of the Effective Date.

                  (l) CERTAIN DELIVERIES. The Borrower shall have delivered, or caused the delivery of, the Advisor Letter from each of DLJ and Quarterdeck as provided in the above Section 3(a)(iii)(B).

         The first date as of which all of the foregoing conditions precedent shall be satisfied is referred to in this Agreement as the "EFFECTIVE DATE," which is also the Amendment No. 5 Effective Date.

         SECTION 6. NO PRESENT CLAIMS. Each of the Transaction Parties acknowledges and agrees that: (a) none of the Transaction Parties or any of their affiliates has any claim or cause of action against any of the Lenders or the Agents (or any of their directors, officers, employees, attorneys or agents); (b) none of the Transaction Parties or any of their affiliates has offset rights, counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities to the Lenders or the Agents; and (c) the Lenders and the Agents have heretofore properly performed and satisfied in a timely manner all of their obligations to the Transaction Parties. The Lenders and the Agents wish (and the Transaction Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would, could or might impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Lenders or the Agents. Accordingly, each of the Transaction Parties, on its own behalf and on behalf of each of its respective successors and assigns, hereby waives, releases and discharges the Lenders and the Agents, and each of them, and all of their respective directors, officers, employees, attorneys and agents, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Loan Documents and any documents, instruments, agreements (including, without limitation, this Agreement), dealings or other matters connected with the Loan Documents, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the date of this Agreement related to the Loan Documents. The waivers, releases, and discharges in this paragraph shall be effective with respect to such past claims, demands, actions or causes of action, regardless of any other event that may occur or not occur on or after the date hereof; PROVIDED that nothing contained herein shall be deemed to be a release of any future claim, demand, action or cause of action which arises as a result of future acts or omissions on the part of the Agent or any Lender.

         SECTION 7. NO WAIVER; RATIFICATION OF OBLIGATIONS. Except as expressly provided herein, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agent or the Lenders under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit

Agreement or any of the other Loan Documents, including the Obligations and all of the obligations of the Guarantors under the Guarantee, all of which are ratified and confirmed in all respects and shall continue in full force and effect. The Transaction Parties acknowledge and agree that, although certain discussions respecting possible other arrangements, possible waivers or possible amendments might take place involving the Agent and the Lenders, there is absolutely no assurance that such discussions, if any, will result in the granting of any accommodation of any kind by the Agent or the Lenders. Accordingly, each of the Transaction Parties agrees that it will not rely upon or act in any manner that is dependent upon any possible future discussions or their outcome.

         SECTION 8. CONFIRMATION OF LOANS. The Borrower and the other Transaction Parties hereby acknowledge and agree that as of July 31, 2000, (a) UK Acquisition Loans were in the aggregate principal amount of (pound)10,507,173.61, and (b) all Loans (other than UK Acquisition Loans) were in the aggregate principal amount of $73,167,261.99 comprised of principal in the following amounts for the facility indicated: (i) $9,000,000 of Revolving Credit Loans, (ii) Letter of Credit Exposure of $387,000, (iii) $864,787.90 of Acquisition Loans, (iv) $24,970,750.54 of Term Loans A and (v) $38,331,723.55 of Term Loans B.

         SECTION 9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 10. MISCELLANEOUS. From and after the date hereof, this Agreement shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents and each reference to Loan Documents in the Credit Agreement and the other Loan Documents shall be deemed to include this Agreement. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

                                       Very truly yours,


                           BORROWER:   COMPASS AEROSPACE CORPORATION



                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:


                         UK BORROWER:  COMPASS AEROSPACE LIMITED



                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:

                           GUARANTORS: AEROMIL ENGINEERING
                                         COMPANY
                                       WESTERN METHODS
                                         MACHINERY CORPORATION
                                       BARNES MACHINE
                                         INCORPORATED
                                       BRITTAIN MACHINE, INC.
                                       WICHITA MANUFACTURING,
                                         INC.,
                                       SEA-LECT PRODUCTS, INC.,
                                       PACIFIC HILLS
                                         MANUFACTURING CO.

                                       By:
                                           -------------------------------------
                                              Name:
                                              Title:

Agreed to and Accepted By:

FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), as Lender, as
     Agent and as Issuing Bank



By: __________________________________
        Name:
        Title:



BANKBOSTON, N.A. (London Branch),
    as Lender and UK Fronting Lender



By: __________________________________
        Name:
        Title:



GENERAL ELECTRIC CAPITAL
CORPORATION, as Lender



By:________________________________
         Name:
         Title:



ROYAL BANK OF CANADA, as Lender



By:________________________________
         Name:
         Title:

BANK OF AMERICA, N.A. (f/k/a NationsBank, N.A.), as Lender



By:________________________________
         Name:
         Title:



PARIBAS, as Lender



By:________________________________
         Name:
         Title:



By:________________________________
         Name:
         Title:



WESTERN FINANCIAL BANK, as Lender



By:________________________________
         Name:
         Title:



HELLER FINANCIAL, INC., as Lender



By:________________________________
         Name:
         Title:

CYPRESSTREE INVESTMENT FUND,
LLC, as Lender
By:  CypressTree Investment Management
Company Inc., its Managing Member



By:________________________________
         Name:
         Title:



CYPRESSTREE INSTITUTIONAL
FUND, LLC, as Lender
By:  CypressTree Investment Management
Company Inc., its Managing Member



By:________________________________
         Name:
         Title:



KZH CYPRESSTREE-1 LLC, as Lender



By:________________________________
         Name:
         Title:



FIRST SOURCE FINANCIAL LLP, as Lender
By:  First Source Financial, Inc.,
its Agent/Manager



By:________________________________
         Name:
         Title:

SRV-HIGHLAND, INC. , as Lender



By:________________________________
         Name:
         Title:



CYPRESSTREE INVESTMENT
PARTNERS I, LTD., as Lender
By:  CypressTree Investment Management
Company Inc., as Portfolio Manager



By:________________________________
         Name:
         Title:



CYPRESSTREE INVESTMENT
PARTNERS II, LTD., as Lender
By:  CypressTree Investment Management
Company Inc., as Portfolio Manager



By:________________________________
         Name:
         Title:


FIRST ALLMERICA FINANCIAL
LIFE INSURANCE COMPANY, as Lender

By: CypressTree Investment Management
Company Inc., as Attorney-in-Fact and as
Portfolio Manager


By:________________________________
         Name:
         Title: